Exhibit 16


September 29, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549



Dear Sir/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Smith Corona Corporation dated September 29, 1998.

Yours truly,


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Stamford, CT